UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ATS CORPORATION

(Exact name of Registrant as specified in its charter)

Ontario, Canada	98-0149239
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

730 Fountain Street North, Building #2 Cambridge, Ontario, Canada	N3H 4R7
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-272138

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered consist of Common Shares, no par value (“Common Shares”) of ATS Corporation (the “Registrant”). The description of the Registrant’s Common Shares under the section captioned “Description of Common Shares” in the short form base shelf prospectus and under the sections captioned “Certain Canadian Federal Income Tax Considerations” and “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement to the short form base shelf prospectus of the Registrant, each included in the Registrant’s registration statement on Form F-10 (File No. 333-272138) (the “Registration Statement”), initially filed with the Securities and Exchange Commission on May 23, 2023 as subsequently amended by any amendments to such Registration Statement, is incorporated herein by reference.

Item 2. Exhibits.

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on the New York Stock Exchange, and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 24, 2023

ATS CORPORATION

By:	/s/ Ryan McLeod
Name: Ryan McLeod Title: Chief Financial Officer